UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2015

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

Results of 2015 Annual General Meeting of Shareholders

On May 27, 2015, Northern Power Systems Corp. (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). As of the close of business on April 10, 2015, the record date for the Annual Meeting, there were a total of 22,765,949 common shares outstanding and entitled to vote at the Annual Meeting. The holders of 1,138,298 common shares were required to be present in person or represented by proxy at the Annual Meeting to have a quorum. At the Annual Meeting, 17,228,953 common shares were represented in person or by proxy, therefore a quorum was present. Three proposals were presented and voted on. Set forth below are the final results for all proposals.

First Proposal – Setting the Number of Directors

The proposal to set the number of directors of the Company at seven was approved by the requisite majority of the votes cast by shareholders at the Annual Meeting, as indicated below:

For: 17,228,953

Against: 0

Abstained: 0

Second Proposal – Election of Seven Directors

The following seven directors were nominated to serve for one-year terms expiring at the annual general meeting of shareholders to be held in 2016, or until their successors have been duly elected and qualified. The seven directors received the requisite majority of votes cast at the meeting, as indicated below, and were therefore elected to serve as directors of the Company.

Nominee	For	Withheld	Not Voted
Marcus D. Baker	17,104,134	0	124,819
Alexander “Hap” Ellis III	16,569,734	534,400	124,819
Richard Hokin	17,104,134	0	124,819
William F. Leimkuhler	17,104,134	0	124,819
Robert L. Lentz	17,104,134	0	124,819
Troy C. Patton	17,104,134	0	124,819
John Simon, Ph.D.	16,569,734	534,400	124,819

Third Proposal – Ratification of the Appointment of Independent Registered Public Accountants

The ratification of the appointment of McGladrey LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015, was approved by the requisite majority of the votes cast by shareholders at the Annual Meeting, as indicated below:

For: 17,228,953

Against: 0

Abstained: 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: May 28, 2015	By:	/s/ Elliot J. Mark
	Name:	Elliot J. Mark
	Title:	Vice President and General Counsel

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